UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

P.F. Chang’s China Bistro, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 888-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2008, P.F. Chang’s China Bistro, Inc. (the “Company”) issued a press release announcing that Russell Owens, President of its Pei Wei Asian Diner concept, intended to resign his position with the Company during December 2008. On December 18, 2008, the Company entered into a Separation Agreement (the “Agreement”) with Mr. Owens pursuant to which Mr. Owens has agreed to resign his position. According to the terms of the Agreement, Mr. Owens will receive severance compensation of $800,000, less applicable withholdings and taxes, payable in a single lump sum. In addition, the Company caused all unvested portions of Mr. Owens’ equity awards to become vested and the Company extended the exercise period for all Mr. Owens’ stock options through December 2010. The Agreement contains customary confidentiality and non-competition provisions and a full release of any claims, known or unknown, that Mr. Owens’ may currently have against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.F. Chang’s China Bistro, Inc.
Date: December 24, 2008
/s/ Mark D. Mumford

Mark D. Mumford Chief Financial Officer